UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 2
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3049219
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800,
Emeryville, California,	94608
(Address or principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 000-23280
Securities to be registered pursuant to Section 12(g) of the Act:
Preferred Share Purchase Rights Pursuant to Rights Agreement
(Title of Class)
NASDAQ Capital Market
(Exchange)

EXPLANATORY NOTE
This Amendment No. 2 to Form 8-A is being filed by the registrant for the purpose of amending and supplementing the description of the registrant’s securities contained in the original Form 8-A filed by the registrant with the Securities and Exchange Commission on May 20, 2005, as amended on November 2, 2007.

Item 1. Description of Registrant’s Securities to be Registered.
On November 4, 2008 Neurobiological Technologies, Inc. (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent (“AST”), entered into Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement dated as of May 19, 2005 between the Company and AST, as amended on November 2, 2007 (the “Rights Agreement”).
Prior to effectiveness of Amendment No. 2, the Rights Agreement provided any person who, subject to certain exceptions, becomes the beneficial owner of 15% or more of the then outstanding shares of common stock of the Company shall be deemed an “Acquiring Person.” Amendment No. 2 amends the definition of “Acquiring Person” by increasing the applicable beneficial ownership to 20% of the then outstanding shares of common stock.
The Rights Agreement, as amended, and Amendment No. 2 are filed as Exhibits 4.1, 4.2 and 4.3 to this report and incorporated herein by reference. The above description of the material terms of Amendment No. 2 as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibits.
Item 2. Exhibits.

Exhibit No.	Description
4.1(1)	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.2(2)	Amendment No. 1 to Rights Agreement, dated November 2, 2007, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.

4.3	Amendment No. 2 to Rights Agreement, dated November 4, 2008, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.
(1)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A filed May 20, 2005 and is incorporated herein by reference.

(2)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A/A filed November 5, 2007 and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2008	NEUROBIOLOGICAL TECHNOLOGIES, INC.

	By:	/s/ Matthew M. Loar

Matthew M. Loar Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1(1)	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.2(2)	Amendment No. 1 to Rights Agreement, dated November 2, 2007, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.

4.3	Amendment No. 2 to Rights Agreement, dated November 4, 2008, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.
(1)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A filed May 20, 2005 and is incorporated herein by reference.

(2)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A/A filed November 5, 2007 and is incorporated herein by reference.

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